As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-190969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL SHIPHOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2989962
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290

Mobile, Alabama 36602

(251) 243-9100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Manuel G. Estrada

Vice President and Chief Financial Officer

International Shipholding Corporation

11 North Water Street, Suite 18290

Mobile, Alabama 36602

(251) 243-9100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Kenneth J. Najder

Jones Walker L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170-5100

(504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated November 26, 2013

PROSPECTUS

$200,000,000

International Shipholding Corporation

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

UNITS

We may from time to time sell common stock, preferred stock, depositary shares, debt securities, warrants or units in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Any time we sell securities, we will disclose specific amounts, prices and terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any of our securities offered hereunder, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described below.

We may sell these securities directly to our stockholders or to purchasers or through underwriters, dealers or other agents as designated from time to time. The applicable prospectus supplement for any offering of securities hereunder will describe in detail the plan of distribution for that offering, including information about any firms we use and the amounts we may pay them for their services.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ISH.” Our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock and 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock are listed on the New York Stock Exchange under the trading symbols “ISH.PRA” and “ISH.PRB”, respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks, including those referenced under the heading “Risk Factors” on page 4 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference herein or therein before investing in any securities offered hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

You should rely solely on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

The terms “Company,” “we,” “us” and “our” refer to International Shipholding Corporation, and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “International Shipholding Corporation,” where such terms refer to the consolidated operations of the Company and its subsidiaries). The term “securities” refers to any security that we might sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time over the next three years, sell any of the securities described in this prospectus in one or more offerings, subject to certain limitations on the total amount of securities sold over such period.

This prospectus provides you with a general description of the securities we may offer. These summaries are not meant to be a complete description of such securities. Any time we sell these securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and terms of the securities offered, which may differ from or supersede some or all of the general terms summarized in this prospectus. The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus. Before investing in any of the securities sold hereunder, you should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Any of the securities described herein and in a prospectus supplement may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

INTERNATIONAL SHIPHOLDING CORPORATION

Through our subsidiaries, we operate a diversified fleet of U.S. and International Flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term time charters or contracts of affreightment. As of September 30, 2013 we owned or operated 50 ocean-going vessels.

Our operating fleet of 50 ocean-going vessels as of September 30, 2013 consisted of:

•	Two Handysize Bulk Carriers, four tug-barge units, one harbor tug, one Coal Carrier and one Molten Sulphur Carrier that transport a variety of cargoes in the U.S. coastwise trade,

•	Five U.S. Flag and two International Flag Pure Car/Truck Carriers specifically designed to transport fully assembled automobiles, trucks and larger vehicles,

•	A variety of Bulk Carriers, including three double hull Handysize Bulk Carriers, two time chartered Handysize Bulk Carriers, one Capesize Bulk Carrier and one Supramax Bulk Carrier,

•	Two International Flag Multi-Purpose vessels, two International Flag Tankers, and three International Flag Container vessels, which service our long-term contract to transport supplies for an Indonesian mining company’s operations,

•	Fourteen International Flag Mini-Bulk Carriers, in each of which we own an interest ranging between 23.7% to 25%,

•	Two International Flag Special Purpose Roll-On/Roll-Off double deck vessels, which carry loaded rail cars between the U.S. Gulf Coast and Mexico, and

•	Two U.S. Flag Container vessels, one International Flag ice-strengthened Multi-Purpose vessel, and one U.S. Flag Multi-Purpose Heavy Lift Dry Cargo vessel.

We own 100% of 21 of these 50 vessels.

On November 30, 2012, we acquired U.S. United Ocean Services, LLC (“UOS”), which substantially expanded our commercial domestic coastwise transportation operations.

Our fleet is operated by our principal subsidiaries, Central Gulf Lines, Inc., Waterman Steamship Corporation, Enterprise Ship Company, Inc., U.S. United Ocean Services, Inc., CG Railway, Inc., LCI Shipholdings, Inc. and East Gulf Shipholding, Inc. Other of our subsidiaries provide ship charter brokerage, agency and other specialized services.

Our principal executive offices are located at 11 North Water Street, Suite 18290, Mobile, Alabama 36602, and our telephone number is (251) 243-9100. Our website is located at www.intship.com. The information on our website is not part of this prospectus, any prospectus supplement or any free writing prospectus.

For a more complete description of our business, including additional information about our acquisition of UOS, see the documents incorporated by reference herein that we have filed with the SEC, as described further below in this prospectus under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high level of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our most recently-filed Annual Report on Form 10-K, as updated by quarterly and other reports and documents we file with the SEC after the date of such annual report and that are incorporated by reference herein. In addition, any prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer hereunder. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock, which may be convertible into shares of our common stock or other securities,

•	depositary shares representing fractional interests in our preferred stock,

•	senior or subordinated debt securities,

•	warrants to purchase any of the securities listed above, and

•	units consisting of two or more of the above-mentioned securities in any combination thereof, which may or may not be separate from one another.

Our ability to sell certain of these securities could be limited by our existing or future credit or lease agreements or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

To the extent we describe the general terms of any of the above-listed securities under the headings “Description of Capital Stock”, “Description of Depositary Shares”, “Description of Debt Securities”, “Description of Warrants” or “Description of Units”, such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Charter, Bylaws or any applicable indenture or other similar instrument.

No director, officer, employee or stockholder of ours has any liability for (i) any of our obligations under any debt or equity securities issued in accordance with this prospectus or under any indenture, certificate of designations or other governing instrument delineating such obligations or (ii) any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, upon our issuance of any such securities or our execution and delivery of any such instrument, waives and releases all such liability. This waiver and release are part of the consideration for issuance of such securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities described herein are expected to be used for general corporate purposes, including repayment of borrowings, capital expenditures, working capital, acquisitions of vessels or businesses, pension plan contributions, or redemptions or repurchases of securities. Prior to use, the net proceeds may be temporarily invested or applied to repay short-term or revolving debt.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth unaudited information on the ratio of our earnings to fixed charges and preferred stock dividends on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of our consolidated income from continuing operations before income taxes, equity in net income of unconsolidated entities, fixed charges and certain other expenses, (ii) fixed charges include our consolidated interest expense, estimated interest on rent expense and interest capitalized, and (iii) preferred stock dividends consist of the preferred stock dividend costs of International Shipholding Corporation. For these purposes, our preferred stock dividend costs are deemed to represent our consolidated pre-tax earnings (using actual tax rates for each applicable period) required to fully pay accrued dividends in respect of our outstanding preferred stock.

(unaudited)

	Year Ended December 31,					Nine Months Ended September 30, 2013(2)
	2008(1)	2009	2010	2011	2012
Ratio of earnings to fixed charges	2.07	3.18	1.36	3.12	2.58	1.18
Ratio of earnings to fixed charges and preferred stock dividends	2.06	3.18	1.36	3.12	2.58	1.02

(1)	As of February 4, 2008, we no longer had any shares of our 6% Convertible Exchangeable Preferred Stock outstanding.
(2)	On February 21, 2013, we issued 250,000 Shares of 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock, and on August 1, 2013, we issued 316,250 Shares of 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock. Dividends on both series of these shares are cumulative from the date of issuance, payable quarterly in arrears, when, as and if declared by our board.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation and our amended and restated bylaws. Copies of our amended and restated certificate of incorporation (including certificates of designation describing the terms of our outstanding preferred stock) and our amended and restated bylaws, which we refer to below respectively as our Charter and our Bylaws, are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

Authorized Capital Stock

Our authorized capital stock consists of 20 million shares of common stock, $1.00 par value per share, which we refer to as the common stock, of which 7,248,350 shares were outstanding as of November 15, 2013, and one million shares of preferred stock, $1.00 par value per share, which we refer to as the preferred stock, of which 250,000 shares and 316,250 shares, designated respectively as our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock and 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock, were outstanding as of November 15, 2013, which we refer to collectively as our Outstanding Preferred Shares.

All of the rights of the holders of our capital stock described below under the headings “– Common Stock” and “– Preferred Stock” are subject to (i) the preferences and rights of the holders of our outstanding preferred stock, including our Outstanding Preferred Shares summarized below under the heading “– Preferred Stock – Outstanding Preferred Shares” and (ii) the terms of our Charter and Bylaws, including the restrictions described below under the heading “– Stock Ownership Requirements.”

Common Stock

We may issue common stock, separately or together with or upon conversion of or exchange for other securities, all as set forth in the applicable prospectus supplement.

Dividends. Subject to the preferences of any outstanding preferred stock and any other stock ranking prior to the common stock as to the payment of dividends, holders of our common stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Our ability to pay dividends to our stockholders, or the ability of our subsidiaries to transfer amounts to us necessary to fund such dividend payments, may be directly or indirectly restricted by our existing or future credit facilities, debt securities or leases, as well as applicable state corporate law.

Voting Rights. Each holder of record of common stock is entitled to one vote for each share on all matters duly submitted to stockholders for their vote or consent. Holders of our common stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power are able to elect all of the directors, subject to any voting rights of holders of any shares of outstanding preferred stock.

Liquidation Rights. Upon the dissolution, liquidation or winding up of International Shipholding Corporation, after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any shares of our outstanding preferred stock, the holders of our common stock will be entitled to receive all remaining assets of International Shipholding Corporation ratably in proportion to the number of shares held by them, unless and to the extent that holders of any outstanding shares of preferred stock or other securities are entitled to participate with the holders of our common stock in receiving distributions of such remaining assets.

Pre-emptive and Other Rights. Holders of our common stock have no pre-emptive, subscription or conversion rights and are not subject to further calls or assessments, or rights of redemption by us.

NYSE. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “ISH.”

Transfer Agent. As of the date of this prospectus, the transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

We may issue hereunder preferred stock in one or more series on terms to be described in a prospectus supplement.

As described under “Description of Depositary Shares,” we may, in lieu of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary.

General. Our board of directors is authorized to issue from time to time, without stockholder approval, shares of preferred stock in one or more series. We plan to describe the rights, preferences, designation and size of each series in an amendment to our Charter in the form of a certificate of designations. We urge you to read the certificate of designations applicable to a particular series of preferred stock, because such document, and not this summary description, will define your rights as a holder of such preferred stock. A prospectus supplement relating to each such series issued hereunder will specify the terms of the preferred stock as determined by our board of directors, including the following:

•	the specific designation, rank and purchase price,

•	the number of shares constituting such series, which may be increased or decreased in accordance with our Charter,

•	any per share liquidation preference over any other class or series of our capital stock,

•	any redemption, payment or sinking fund provisions,

•	any dividend rates (fixed or variable) and the dates on which any dividends will be payable (or the method by which the rates or dates will be determined),

•	any voting rights,

•	the methods by which amounts payable in respect of the preferred stock may be calculated,

•	whether the preferred stock will be listed on any national securities exchange,

•	whether the preferred stock is convertible or exchangeable and, if so, a description of (i) the securities into which the preferred stock is convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions,

•	a description of any material United States federal income tax consequences relating to the series,

•	whether the preferred stock will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”,

•	the names of any transfer agents, registrars, dividend paying agents or depositaries, if any, that we retain with respect to the preferred stock, and the place or places where dividends and other payments on the preferred stock will be payable, and

•	any additional voting, dividend, liquidation, redemption, sinking fund or other rights, preferences, qualifications, limitations and restrictions.

Unless the applicable prospectus supplement states otherwise, the holders of our preferred stock will not have preemptive rights. Neither the par value nor the liquidation preference of the preferred stock is expected to be indicative of the price at which the preferred stock may actually trade on or after the date of issuance.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuances in connection with a shareholders’ rights plan or with terms that may discourage a change of control of us. The ability of our board of directors to designate a series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “ – Possible Anti-Takeover Effects of Charter and Bylaw Provisions and Affiliated Stockholders.”

Redemption. Unless the applicable prospectus supplement states otherwise, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may under certain circumstances be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Any partial redemptions of preferred stock will be made in a manner that our board of directors decides is equitable.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for such purpose. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Unless the applicable prospectus supplement states otherwise, our board of directors may not declare, pay or set apart funds for the payment of dividends on a particular series of preferred stock unless full dividends on any other outstanding series of preferred stock that ranks equally with or senior to such series of preferred stock as to the payment of dividends have been paid or sufficient funds have been set apart for payment in accordance with the terms of any such applicable series of preferred stock.

Unless the applicable prospectus supplement states otherwise, partial dividends declared on shares of any series of preferred stock offered hereunder and other series of preferred stock ranking on an equal basis as to the payment dividends will be declared pro rata.

Liquidation Preference. In the event of the liquidation, dissolution or winding-up of us, holders of shares of preferred stock offered hereunder will have the right to receive distributions in the amount and on the terms described in the applicable prospectus supplement, plus an amount equal to any accrued but unpaid dividends. These distributions will be required to be made before any distribution is made on our common stock or on any other securities ranking junior to such preferred stock as to payments made upon liquidation, dissolution or winding-up.

Unless the applicable prospectus supplement states otherwise, if the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Unless the applicable prospectus supplement states otherwise, holders of these series of preferred stock will not be entitled to any other amounts from us after they have received payment of their full liquidation preference.

Our rights to participate in the distribution of assets of any subsidiary of ours upon its liquidation or reorganization (and the ability of holders of any of our preferred stock to benefit indirectly therefrom) will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent we ourselves are a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement,

•	as otherwise stated in the certificate of designations establishing the series of such preferred stock, or

•	as otherwise required by applicable law.

Transfer Agent. The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offered hereunder will be stated in the applicable prospectus supplement.

Outstanding Preferred Shares. As of November 15, 2013, we had outstanding 250,000 shares of our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock and 316,250 shares of our 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock. Currently, the holders of our Series A preferred shares and Series B preferred shares are entitled to receive quarterly dividends at a rate of 9.50% and 9.00%, respectively, per annum per $100 of stated liquidation preference per share, when, as and if declared by our Board of Directors, out of funds legally available therefor. If we do not pay dividends in full on our Outstanding Preferred Shares on any two dividend payments (whether consecutive or not), the per annum dividend rates will increase; provided, however, that (i) the annual dividend rates on the Series A preferred shares and Series B preferred shares may not exceed 19.00% and 18.00%, respectively, and (ii) the dividend rates will reset to the original dividend rates of 9.50% and 9.00%, respectively, once all accrued but unpaid dividends on the Series A preferred shares or Series B preferred shares, as the case may be, have been paid for three consecutive dividend payment dates. Dividends on our Outstanding Preferred Shares are cumulative, and, subject to certain limited exceptions, dividends cannot be paid with respect to our common stock or any other junior securities unless cumulative dividends on all Outstanding Preferred Shares have been paid.

Our Outstanding Preferred Shares rank, in each case as to the payment of dividends and amounts payable upon the liquidation of our affairs, (i) senior to all classes of our common stock and to each other class or series of capital stock established after the original issue dates of our Outstanding Preferred Shares that is not expressly made senior to or on parity with our Outstanding Preferred Shares; (ii) pari passu with any other class or series of capital stock established after the original issue dates of our Outstanding Preferred Shares that is not expressly subordinated or senior to our Outstanding Preferred Shares; and (iii) junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and each other class or series of capital stock expressly made senior to our Outstanding Preferred Shares.

Commencing on April 30, 2018 and October 30, 2018, we may redeem, at our option, the Series A preferred shares and Series B preferred shares, respectively, in whole or in part, at a cash redemption price of $100.00 per share, plus any accrued and unpaid dividends to the redemption date. Upon the occurrence of a change of control, as defined in the certificates of designations governing our Outstanding Preferred Shares, we will have the option to redeem our Outstanding Preferred Shares, in whole, within 120 days at the same cash redemption price. Our Outstanding Preferred Shares have no stated maturity, are not subject to any sinking fund or other mandatory redemption, and are not convertible into or exchangeable for any of our other securities.

Holders of our Outstanding Preferred Shares generally have no voting rights except for limited voting rights if dividends payable on our Outstanding Preferred Shares are in arrears for six or more consecutive or non-consecutive quarters, and under certain other circumstances.

In the event of any liquidation of our affairs, holders of our Outstanding Preferred Shares will, subject to the rights of our creditors and the holders of any senior securities, have the right to receive a cash payment equal to the liquidation preference of $100.00 per share plus an amount equal to all accumulated and unpaid dividends thereon before any payments are made to holders of our common stock or any other junior securities.

Our outstanding Series A preferred shares and Series B preferred shares are listed for trading on the New York Stock Exchange under the trading symbols “ISH.PRA” and “ISH.PRB”, respectively.

As of the date of this prospectus, the transfer agent and registrar for our Outstanding Preferred Shares is American Stock Transfer & Trust Company, LLC.

For additional information on our Outstanding Preferred Shares, see our Form 8-A report filed with the SEC on February 20, 2013 with respect to the Series A preferred shares and our Form 8-A report filed with the SEC on July 31, 2013 with respect to the Series B preferred shares, each of which are incorporated herein by reference.

Stock Ownership Requirements

We must comply with certain stock ownership requirements in order to assure that we will be permitted to engage in United States coastwise trade, as well as participate in certain financing and other maritime programs administered by the United States Maritime Administration, or MARAD. To assure such compliance, our Charter includes certain provisions designed to enable us to regulate the ownership of our capital stock by persons who are not citizens of the United States.

Our Charter provides any transfer or purported transfer of shares of our Capital Stock (as defined below) that would result in the ownership by Non-Citizens (as defined below) of our Capital Stock having more than 23 % of the Total Voting Power (as defined below) would be void and would not be effective against us except for the purpose of enabling us to effect certain remedies that are described below. Our Charter defines Capital Stock as any class or series of our capital stock (other than such class or classes of our stock, if any, that MARAD permits to be excluded from the determination of whether we are in compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time, which we refer to collectively as the Maritime Laws), and defines Total Voting Power as the total number of votes that may be cast by shares of our capital stock with respect to the election of directors.

Our Charter further defines a Non-Citizen as any Person (defined to include an individual, corporation, partnership, limited liability company, trust, joint venture or other association) other than a Citizen, and a Citizen is defined as:

(i)	any individual who is a citizen of the United States,

(ii)	any corporation, partnership, association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock or equity interest is beneficially owned by Persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens (or, in the case of a partnership, all of its general partners are Citizens), and (D) of which more than 50% of the number of its directors (or equivalent persons) necessary to constitute a quorum are Citizens,

(iii)	any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens and (C) not less than a 75% interest in which is Beneficially Owned (as defined by Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934) by Persons who are Citizens,

(iv)

any association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (C) not less than a 75% interest in which or 75% of the voting power of which is Beneficially Owned by Citizens and (D) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens,

(v)	any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) all co-venturers of which are Citizens, and

(vi)	any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) the trustee of which is a Citizen, and (C) of which not less than a 75% interest is held for the benefit of Citizens.

Voting rights will be denied to any shares owned by Non-Citizens in excess of 23%, which we refer to as the Excess Shares, and we will withhold dividends with respect to such Excess Shares, pending transfer of the Excess Shares to a Citizen or a reduction in the aggregate number of shares owned by Non-Citizens to or below 23%. Our Board of Directors will have the power to make a conclusive determination as to those shares of our Capital Stock that constitute the Excess Shares. This determination will be made by reference to the most recent acquisitions of shares of our Capital Stock by Non-Citizens.

In addition, our Charter authorizes, but does not require, us to redeem shares of our Capital Stock owned by Non-Citizens in excess of 23% in order to reduce ownership by Non-Citizens to 23%. The redemption price would be equal to the sum of the average of the closing price of such shares on the New York Stock Exchange (or, if the Capital Stock is not traded on the New York Stock Exchange, various other alternative market prices) during the 10 trading days prior to the notice of redemption and any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption but which we have withheld. We would have the option to pay the redemption price for any shares owned by Non-Citizens in excess of 23% in cash or by delivery of a promissory note having a maturity of not more than ten years from the date of issuance and bearing interest at a rate equal to the then current coupon rate of a 10-year Treasury note.

Our Charter also authorizes the Board of Directors to implement measures necessary or desirable to assure that it can monitor effectively the citizenship of the holders of our Capital Stock. To that end, the Board has the authority to require proof of citizenship of existing or prospective stockholders, as well as to implement and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the our Capital Stock would be issued to Citizens or Non-Citizens. If a dual stock certificate system were to be implemented, any stock certificate surrendered for transfer thereafter would have to be accompanied by a citizenship certificate signed by the transferee and any additional proof of citizenship requested by us or our transfer agent, with the transfer agent then registering the transfer and issuance of a new stock certificate designated as Citizen or Non-Citizen depending upon the citizenship of the new owner. In addition, to the extent necessary to enable us to determine the number of shares owned by Non-Citizens for purposes of submitting the proof of United States citizenship required under the Maritime Laws, we could require record holders and Beneficial Owners from time to time to confirm their citizenship status and could, in the discretion of the Board of Directors, temporarily withhold dividends payable, and deny voting rights, with respect to the shares of Capital Stock held by any such record holder and Beneficial Owner until confirmation of its citizenship status is received.

Possible Anti-Takeover Effects of Charter and Bylaw Provisions and Affiliated Stockholders

Certain provisions of our Charter and Bylaws that are described below, together with the affiliated stockholdings of the Johnsen family, may have the effect, either alone or in combination with each other, of:

•	making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors,

•	limiting or precluding meaningful stockholder participation in certain matters, or

•	discouraging proxy contests, the acquisition of a large block of our stock, and other attempts to influence or replace our current management.

Authorized but Unissued Stock. The existence of authorized but unissued common stock and undesignated preferred stock may enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. If, in the exercise of its fiduciary responsibilities, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our Charter grants the Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation, (ii) to cast a proportionately larger vote than other stockholders on any such transaction or for all purposes, (iii) to elect directors having terms of office or voting rights greater than those of other directors, (iv) to convert preferred stock into a greater number of shares of common stock or other securities, (v) to demand redemption at a specified price under prescribed circumstances related to a change of control or (vi) to exercise other rights that could have the direct or indirect effect of impeding a takeover. The issuance of shares of preferred stock pursuant to the Board of Directors’ authority described above may adversely effect the rights of holders of the common stock.

Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders; however, a corporation may in its certificate of incorporation also confer upon the board of directors the power to adopt, amend, alter or repeal its Bylaws. Our Charter and Bylaws grant the Board of Directors the power to adopt, amend and repeal the Bylaws at any regular or special meeting of the Board of Directors. Please see our Form 8-A/A report filed with the SEC on October 12, 2010, which is incorporated herein by reference, for a discussion of certain provisions in the Bylaws that require supermajority votes to amend certain specified Bylaws.

Special Meetings of the Stockholders. Our Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board of Directors, the president, secretary or a majority of the Board of Directors. Stockholders do not have the power to call a special meeting.

Advance Notice. Our Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to other matters to be brought before a meeting of our stockholders. Our bylaws provide that any stockholder of record entitled to vote thereon may nominate one or more persons for election as directors and properly bring other matters before a meeting of the stockholders only if written notice has been received by our secretary, in the event of an annual meeting of stockholders, not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders or, in the event of a special meeting of stockholders or annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made. In addition, the notice must contain certain specified information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

Other Bylaw Provisions. Our Bylaws also regulate (i) stockholder action by written consent solicitation and (ii) the removal of directors from office and the election of directors to fill vacancies on our Board of Directors, all of which could discourage acquisitions, proxy contests or other attempts of stockholders to participate in governance matters. For a further description of the above-described provisions, please see our Form 8-A/A report filed with the SEC on October 12, 2010, which is incorporated herein by reference.

Affiliated Ownership. As of March 4, 2013, two of our current directors, Niels M. Johnsen and Erik L. Johnsen, and their respective family members and affiliated entities, beneficially owned an aggregate of 21.94% of our outstanding common stock. Niels M. Johnsen and Erik L. Johnsen are also executive officers of the Company, and their respective fathers are former executive officers. As a result, the Johnsen family may have the ability to exert significant influence over our affairs and management, including the election of directors, delaying or preventing a change of control transaction, and effecting other corporate actions requiring stockholder approval.

For additional information about the matters discussed under this heading “– Possible Anti-Takeover Effects of Charter and Bylaw Provisions and Affiliated Stockholders,” see (i) our Form 8-A/A report filed with the SEC on October 12, 2010 and (ii) our Proxy Statement on Schedule 14A filed with the SEC on March 11, 2013, each of which is incorporated herein by reference.

Anti-Takeover Effects of Certain Provisions of State and Federal Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder,

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder,

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder,

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation who beneficially owned 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any affiliates and associates of such person.

The provisions of federal law and our Charter described above under the heading “– Stock Ownership Requirements”, to the extent they limit the ownership of our capital stock by persons who are not U.S. citizens, could impede or prevent us from being acquired by foreign entities or citizens.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares of our preferred stock rather than full shares of our preferred stock. If so, we intend to issue receipts for depositary shares, each of which will represent an ownership interest in a fraction of a share of a particular series of our preferred stock, and the shares of such preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected to act as the depositary.

The following is a general description of the anticipated material terms of our depositary shares, and any related deposit agreements and depositary receipts, and is subject to, and qualified in its entirety by reference to, the provisions of preferred stock, the deposit agreement and depositary receipts applicable to any depositary shares offered hereunder. We urge you to read the deposit agreement and form of depositary receipts applicable to a particular issuance of depositary shares, because such documents, and not this summary description, will define your rights as a holder of such depositary shares. The specific terms of any series of depositary shares and the underlying preferred stock will be described in a prospectus supplement, and may modify, supplement or replace the general description provided below.

The terms and conditions described under “Description of Capital Stock,” “Description of Warrants” and “Description of Units” will apply to each depositary share, if and to the extent applicable, unless otherwise specified in the applicable prospectus supplement.

General

The depositary selected by us will be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms, conditions and limitations to be specified in the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares are expected to be evidenced by depositary receipts issued under the relevant deposit agreement to those persons purchasing fractional shares of our preferred stock. Pending the preparation of definitive depositary receipts, the depositary may, upon our order, issue temporary depositary receipts.

The prospectus supplement relating to any depositary shares issued hereunder will set forth whether such depositary shares will be listed on any national securities exchange.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders. Unless the applicable prospectus states otherwise, the depositary will distribute only whole United States dollars and cents.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt an equitable and practicable method for making that distribution, including any sale of the property and distribution of the net sales proceeds to the applicable holders of depositary shares.

Each deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant underlying series of preferred stock will be made available to holders of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds received by the depositary with respect to that series of underlying preferred stock held by the depositary. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock in connection with such redemption, multiplied by the fraction of a share of preferred stock represented by each depositary share. Unless we state otherwise in a prospectus supplement, whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected in the manner to be described in the deposit agreement.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying preferred stock are entitled to vote, the depositary will mail the information contained in the notice and any accompanying materials to the record holders of the depositary shares underlying the preferred stock. Unless we state otherwise in a prospectus supplement, each record holder of the depositary shares on the record date (which we envision will be the same date as the record date for the underlying preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by that holder’s depositary shares. The depositary may, in its discretion, impose rules administering how and under what circumstances the voting power pertaining to the underlying preferred stock represented by the depositary shares will be cast. Subject to those rules, the depositary will then attempt, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions.

Conversion or Exchange of Preferred Stock

Unless the applicable prospectus supplement states otherwise, deposited preferred stock that is convertible into or exchangeable for other securities will not entitle the holder of the related depositary shares to directly convert or exchange the holder’s depositary shares into or for such other securities. Rather, it is anticipated that any holder of the depositary shares will be permitted to surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Withdrawal of Underlying Preferred Stock

Unless we state otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all cash payments or other rights accrued under or represented by the related depositary shares (but such holders will not afterward be entitled to exchange such whole shares for depositary shares). We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to that holder a new depositary receipt evidencing the excess number of depositary shares.

Taxation

Under currently applicable law, any holder of depositary shares will be treated for U.S. federal income tax purposes as if they were an owner of the series of preferred stock represented by the depositary shares. Therefore, holders will be required to take into account for U.S. federal income tax purposes income and deductions as if they were a holder of the underlying series of preferred stock. In addition, under currently applicable law:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement,

•	if any holder exchanges his depositary shares for other securities, the holder’s tax basis in the new securities will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such new securities, and

•	if any holder holds depositary shares as a capital asset at the time of the exchange, the holding period for the new securities will include the period during which the holder owned the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely changes the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice, whereupon the depositary shall, unless the applicable prospectus supplement states otherwise, deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of shares of preferred stock represented by such receipts, including, if permitted by such agreement, any fractional shares of such stock. The deposit agreement will automatically terminate if, among other circumstances, all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities and consequently the depositary no longer holds any of the shares of preferred stock originally deposited with it.

Information Regarding the Depositary

The applicable prospectus supplement will name the depositary and specify the scope of its duties. We will pay charges of the depositary in connection with its duties under the deposit agreement.

Unless the applicable prospectus supplement states otherwise, we will also pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The applicable prospectus supplement will summarize which transfer taxes, governmental charges or other levies, including a fee for any permitted withdrawal of shares of underlying preferred stock upon surrender of depositary receipts, will be payable by the holders of the depositary receipts.

The depositary will be obligated to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will be permitted to act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may replace or remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•	the depositary will be designated as our sole paying agent with respect to the depositary shares,

•	payment of dividends or other cash distributions on a depositary share on any payment date will be made to the person in whose name the depositary share is registered at the close of business on the regular record date, and

•	payment on depositary shares of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay dividends or other cash distributions by mailing a check to the record holder.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent.

Unless otherwise provided in the applicable prospectus supplement, all moneys paid by us to a paying agent for payment on any depositary shares which remain unclaimed at the end of two years after such payment was due will be returned to us. Thereafter, the holder may look only to us for such payment.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series. This section summarizes terms of the debt securities expected to be common to all series. The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify, supplement or replace any information below.

We may issue senior debt securities under a senior indenture between us and the trustee to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between us and the trustee to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same or substantially the same. We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior indenture trustee or the subordinated indenture trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures, and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, will define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities sold hereunder will set forth the specific terms of that series, including:

•	whether the debt securities will be senior or subordinated,

•	the offering price of the debt securities and our net proceeds from the sale thereof,

•	the title and ranking of the series,

•	any limit on the aggregate principal amount that may be issued with respect to that series,

•	the maturity date or dates,

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates,

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund, any provisions obligating us to offer to purchase the debt securities, or similar provisions,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	any defeasance provisions if different from those described below under “– Satisfaction and Discharge; Defeasance”,

•	whether the debt securities are convertible or exchangeable and, if so, a description of (i) the securities into which the debt securities are convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions,

•	the terms and conditions, if any, pursuant to which the notes are secured or guaranteed,

•	whether the debt securities will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”,

•	any subordination provisions, if different from those described below under “– Subordinated Debt Securities”,

•	any changes or additions to the events of default or covenants described below,

•	a description of any material United States federal income tax considerations applicable to the series,

•	whether the debt securities will be listed on any national securities exchange,

•	the names of any transfer agents, registrars, interest paying agents or depositaries, if any, that we retain with respect to the debt securities, and the place or places where interest and other payments on the debt securities will be payable, and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series. We do not expect that the indentures will limit the aggregate amount of debt securities that we may issue thereunder.

We do not anticipate that there will be any requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we expect to be free to incur debt pursuant to other indentures or agreements containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.

As a holding company without any material assets or operations, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under our long-term debt, or to declare and make dividend payments to the holders of our securities. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our respective obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. Additionally, our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed by us, or, subject to limited exceptions for tax-sharing purposes, to make any funds available to repay our obligations, whether by dividends, loans or other payments. The amount of dividends that our subsidiaries may pay is restricted by the law of the jurisdiction in which they were formed. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of September 30, 2013, the long-term debt of our subsidiaries was approximately $122 million.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries. The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, we may use a portion of the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors). The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities. The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement. In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof. The debt securities are expected to be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

Merger, Consolidation and Sale of Assets

Nothing in the indentures are expected to prevent us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The applicable prospectus supplement will describe any restrictions imposed under the indentures on our ability to pledge or encumber our properties.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due,

•	failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due,

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture, and

•	our bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “– Subordinated Debt Securities”.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

•	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

•	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture, and

•	to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

•	extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, or

•	reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such modifications or amendments.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture is expected to contain a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, or

•	to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

•	we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.

•	the deposit of the money by us does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party.

•	no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

•	in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.

•	we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. For more information, see “– General” above.

Upon any distribution of our assets upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding, the payment of the principal, premium, if any, and interest in respect of our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of our senior indebtedness would be entitled to payment in full before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires holders of designated senior indebtedness to be promptly notified if payment of the subordinated debt securities is accelerated because of an event of default.

Subject to the terms and conditions of the subordinated indenture, we may not make any payment on our subordinated debt securities, including upon redemption at the option of any holder of such subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, or interest in respect of our senior indebtedness occurs and is continuing beyond any applicable period of grace,

•	any other default that accelerates the maturity of our senior indebtedness occurs, or

•	we and the subordinated indenture trustee receive notification of certain events or events of default that could permit holders of designated senior indebtedness to accelerate its maturity.

If any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the subordinated debt securities, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness to the extent necessary.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). The failure to make any required payment with respect to any of the subordinated debt securities due to the subordination provisions of such securities will not prevent or preclude the occurrence of any event of default under the subordinated debt securities.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities,

•	the definition of senior debt applicable to that series of subordinated debt securities, and

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture, and may differ from the general description of subordination presented under this heading. There are expected to be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Exchange and Transfer

Debt securities of any series may be transferred or exchanged in the manner to be described in the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•	the corporate trust office of the trustee will be designated as our sole paying agent,

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date, and

•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

The indentures and the debt securities are expected to be governed by, and construed in accordance with the law of the State of New York.

Information Regarding the Trustees

We may appoint a separate trustee for any series of debt securities. Each such trustee, prior to the occurrence of an event of default, will undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an event of default, will exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs. Subject to such provision, the trustees will not be required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby. A trustee will not be required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it. We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture.

A trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series.

Each trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent is expected to act solely as our agent in connection with the warrants and is not expected to assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•	the title and aggregate number of warrants,

•	the offering price for the warrants, if any,

•	the designation and terms of the securities that may be purchased upon exercise of the warrants,

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security,

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable,

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property,

•	the dates on which the right to exercise the warrants begins and expires,

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time,

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form,

•	whether the warrants will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Form of Securities”,

•	a discussion of any material United States federal income tax considerations relating to owning or exercising the warrants,

•	the anti-dilution provisions of the warrants, if any,

•	any applicable redemption or call provisions applicable to the warrants, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder, unless otherwise provided in the applicable prospectus supplement.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

This summary of certain provisions of the warrants, as supplemented by any related prospectus supplement, is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants, which we urge you to read because such document, and not this summary description, will define your rights as a holder of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination. Unless otherwise specified in the applicable prospectus supplement, each unit will, to the extent possible, be issued so that the holder of the unit is also the holder of each security included in the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe the specific terms of any units sold hereunder, including:

•	the title and aggregate number of units,

•	the offering price of the units, if any,

•	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately,

•	a description of the terms of any unit agreement governing the units,

•	a description of the provisions for the payment, settlement, transfer or exchange of the units,

•	a discussion of any material United States federal income tax considerations, and

•	any other material terms of the units.

The terms and conditions described under “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, depositary shares, debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement. We urge you to read the unit agreement applicable to a particular issuance of units, because such document, and not this summary description, will define your rights as a holder of such units.

FORMS OF SECURITIES

Global Securities and DTC Book-Entry System

Unless the applicable prospectus supplement otherwise provides, any debt securities, preferred stock, depositary shares, warrants or units we issue will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form and will be deposited with a nominee, as custodian for The Depositary Trust Company, which we refer to as DTC, and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of debt securities, preferred stock, depositary shares, warrants or units may elect to hold interests in a global security through DTC if they are DTC participants, or indirectly through organizations which are DTC participants.

Individual certificates in respect of any debt securities, preferred stock, depositary shares, warrants or units will not be issued to holders of beneficial interests therein, except in limited circumstances. If (1) we elect to terminate using the book-entry system, (2) an event of default has occurred and is continuing with respect to such securities, or (3) DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, then we will issue or cause to be issued individual certificates in registered form upon transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of The New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Global Clearance and Settlement Procedures

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The beneficial interest of each actual purchaser of each global security (a “Beneficial Owner”) will in turn be recorded on the records of the respective Direct Participant and any Indirect Participant. Beneficial Owners are not expected to receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.

Book-entry interests in our debt securities, preferred stock, depositary shares, warrants or units (our “Underlying Securities”) may be transferred by book-entry registration of the transfer within DTC’s records in accordance with procedures established for this purpose by DTC.

Unless the applicable prospectus supplement otherwise provides, we will make payments of any monies owed in respect of our Underlying Securities to DTC or its nominee, as the registered owner and holder of the global securities. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the nominee on the payment date, in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such Direct or Indirect Participant and not that of DTC, the nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC or its nominee of monies owed in respect of our Underlying Securities will be our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

To the extent we are required to provide notices to the registered holders of any securities sold pursuant to this prospectus in the form of global securities, we may discharge our obligations by providing notice solely to DTC, in its capacity as the sole record holder of such securities. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (or any other nominee of DTC) will consent or vote with respect to the global securities unless authorized by Direct Participants in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the global securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

The laws of some states may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to those persons may be limited. In addition, because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

Initial settlement for our Underlying Securities will be made in immediately available funds. Secondary settlements between DTC participants are expected to occur in the ordinary way in accordance with DTC’s rules and are expected to be settled in immediately available funds using DTC’s same-day funds settlement system.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among their participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The information in this section has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction, or other process,

•	to investors through agents,

•	directly to agents,

•	to or through brokers or dealers,

•	to one or more underwriters for resale to investors or to the public, including through underwriting syndicates led by one or more managing underwriters,

•	in privately-negotiated transactions, and

•	through a combination of any such methods of sale.

Our common stock, preferred stock, depositary shares, debt securities or other securities offered hereunder may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the division of units.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best efforts or a firm commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may also offer securities directly to our stockholders on a pro rata basis. If any of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers or otherwise.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed or variable price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Any of the prices may vary from then-prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent,

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents,

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers, and

•	identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market (other than shares of our common stock or preferred stock that are listed on the New York Stock Exchange). We will endeavor to list for trading on the New York Stock Exchange any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The aggregate initial offering price of all securities sold hereunder shall not exceed $200,000,000, as calculated in the manner further described in the registration statement of which this prospectus forms a part. There can be no assurance we will sell all or any of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

Securities Law Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail addressed to the Public Reference Section of the SEC at the address provided above, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov. In addition, our common stock and both series of our Outstanding Preferred Shares are listed and traded on the New York Stock Exchange, or NYSE, and you may also obtain similar information about us at the offices of the NYSE at 20 Broad Street, New York, NY 10005.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in any of the manners listed above.

Information Incorporated by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document. In the event of conflicting information in these documents, the information in the latest filed documents should be considered correct.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering under this prospectus, which we refer to collectively below as the incorporated documents; provided, however, that we are not incorporating by reference, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

International Shipholding Corporation SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2012

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013

Current Reports on Form 8-K	January 3, 2013, January 7, 2013, February 7, 2013, February 8, 2013 (amending our Current Report on Form 8-K filed with the SEC on December 6, 2012), February 11, 2013, February 14, 2013, February 21, 2013, April 26, 2013, July 23, 2013, July 25, 2013, August 1, 2013, September 3, 2013, September 27, 2013 and November 1, 2013

Proxy Statement on Schedule 14A	Filed on March 11, 2013

Description of our Common Stock on Form 8-A/A	Filed on October 12, 2010

Description of our 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock on Form 8-A	Filed on February 20, 2013

Description of our 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock on Form 8-A	Filed on July 31, 2013

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at International Shipholding Corporation, 11 North Water Street, Suite 18290, Mobile, Alabama 36602, Attention: Investor Relations, or (ii) call us at (251) 243-9100.

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of the securities covered by this prospectus. These summary descriptions do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other documents filed or furnished by us under the federal securities law include, and future oral or written statements or press releases by us and our management may include, forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and as such may involve known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from the anticipated future results expressed or implied by such forward-looking statements. Words such as “anticipates,” “may,” “can,” “plans,” “feels,” “believes,” “estimates,” “expects,” “projects,” “intends,” “seeks,” “likely,” “will,” “should,” “to be” and similar expressions are intended to identify forward-looking statements.

Such forward-looking statements include, without limitation, statements regarding (1) anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment plans or results, strategic alternatives, business strategies, and other similar statements of expectations or objectives; (2) our plans for operating the business and using cash, including our pricing, investment, expenditure and cash deployment plans; (3) estimated fair values of capital assets, the recoverability of the cost of those assets, the estimated future cash flows attributable to those assets, and the appropriate discounts to be applied in determining the net present values of those estimated cash flows; (4) estimated scrap values of assets; (5) estimated proceeds from selling assets and the anticipated cost of constructing or purchasing new or existing vessels; (6) estimated fair values of financial instruments, such as interest rate and currency swap agreements; (7) estimated losses under self-insurance arrangements, as well as estimated gains or losses on certain contracts, trade routes, lines of business or asset dispositions; (8) estimated outcomes of, or losses attributable, to litigation; (9) estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; (10) the adequacy of our capital resources and the availability of additional capital resources on commercially acceptable terms; (11) our ability to remain in compliance with applicable regulations and our debt covenants; (12) anticipated trends in government sponsored cargoes, funding, appropriations or sequestration; (13) our ability to effectively service our debt; (14) financing opportunities and sources (including the impact of financings on our financial position, financial performance or credit ratings); (15) changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and (16) assumptions underlying any of the foregoing.

Our forward-looking statements are based upon our judgment and assumptions as of the date such statements are made concerning future developments and events, many of which are outside of our control. These forward looking statements, and the assumptions upon which such statements are based, are inherently speculative and are subject to uncertainties that could cause our actual results to differ materially from such statements. Important factors that could cause our actual results to differ materially from those anticipated, estimated, projected, expressed or implied include our ability to:

•	maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to (i) renew our time charters and contracts when they expire, (ii) maximize our carriage of supplemental cargoes and (iii) improve the return on our international flag dry bulk fleet if and when market conditions improve,

•	timely and successfully respond to competitive or technological changes affecting our markets,

•	effectively handle our leverage by servicing and complying with each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others,

•	secure financing on satisfactory terms to repay existing debt or support operations, including to acquire, modify, or construct vessels if such financing is necessary to service the potential needs of current or future customers,

•	successfully retain and hire key personnel, and successfully negotiate collective bargaining agreements with our maritime labor unions on reasonable terms without work stoppages,

•	service our preferred stock dividend payments and to continue to pay a quarterly common stock dividend, which may be affected by changes, among other things, in our cash requirements, spending plans, business strategies, cash flows or financial position,

•	procure adequate insurance coverage on acceptable terms, and

•	manage the amount and rate of growth of our operating, capital, administrative and general expenses.

Other factors that could cause our actual results to differ materially from our expectations include, without limitation:

•	changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular,

•	industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses,

•	the rate at which competitors add or scrap vessels, as well as demolition scrap prices and the availability of scrap facilities in the areas in which we operate,

•	the possibility that the anticipated benefits from corporate acquisitions cannot be fully realized or may take longer to realize than expected,

•	political events in the United States and abroad, including terrorism, piracy and trade restrictions, and the response of the U.S. and other nations to those events,

•	election results and the appropriation of funds by the U.S. Congress, including the impact of any further cuts to federal spending similar to the “sequestration” cuts discussed further elsewhere in our periodic reports referenced under the heading “Where You Can Find More Information”,

•	changes in foreign currency exchange rates or interest rates,

•	changes in laws and regulations, including those related to government assistance programs, inspection programs, trade controls and protection of the environment,

•	unexpected out-of-service days on our vessels whether due to unplanned maintenance, natural disasters, piracy or other causes,

•	our continued access to credit on favorable terms,

•	the ability of customers to fulfill their obligations with us, including the timely receipt of payments by the U.S. government,

•	the performance of our unconsolidated subsidiaries,

•	the impact on our financial statements of nonrecurring accounting charges that may result from, among other things, our ongoing evaluation of business strategies, asset valuations, and organizational structures,

•	the frequency and severity of claims against us, and unanticipated outcomes of current or possible future legal proceedings, and

•	the effects of more general factors such as changes in tax laws or rates, in accounting policies or practices, in medical or pension costs, or in general market, labor or economic conditions.

These and other uncertainties related to our business are described in greater detail in Item 1A of our most recently-filed Annual Report on Form 10-K, incorporated by reference into this prospectus, as updated by quarterly and other reports or documents that we file with the SEC after the date of such annual report. See also “Risk Factors” herein and in any accompanying prospectus supplement.

Due to these uncertainties, we cannot assure that we will attain our anticipated results, that our judgments or assumptions will prove correct, or that unforeseen developments will not occur. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. Additional risks that we currently deem immaterial or that are not presently known to us could also cause our actual results to differ materially from those expected in our forward-looking statements. Except for meeting our ongoing obligations under the federal securities laws, we undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Walker L.L.P., New Orleans, Louisiana. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

International Shipholding Corporation

The financial statements as of December 31, 2012 and for the two years ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of International Shipholding Corporation for the year ended December 31, 2010 appearing in International Shipholding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

U.S. United Ocean Services, LLC

The financial statements of U.S. United Ocean Services, LLC at December 31, 2011 and for two years in the period ended December 31, 2011, have been audited by Warren Averett, LLC, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Warren Averett, LLC pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

Dry Bulk Cape Holding Inc.

The consolidated financial statements of Dry Bulk Cape Holding Inc. and subsidiaries for the year ended December 31, 2010 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Deloitte & Touche S.p.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$7,724
Blue Sky fees and expenses	*
Printing and engraving expenses	*
NYSE supplemental listing fees	*
Transfer Agent and Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Rating agency fees and expenses	*
Miscellaneous	*

Total	*

*	These fees and expenses will be determined based on the amount and type of securities that may be issued from time to time under this registration statement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards prescribed in that Section, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was our director, officer, employee or agent. Article VI, Section 8 of our amended and restated certificate of incorporation provides that our Board of Directors is authorized to provide indemnification to the fullest extent permitted by Delaware law. In addition, Article II, Section 9 of our amended and restated bylaws provides that we shall defend and indemnify each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding by reason of the fact that the person is or was our director or officer if:

•	the director or officer is successful in defending the claim on its merits or otherwise, or

•	the director or officer meets the standard of conduct described in Article II, Section 9 of our bylaws.

The rights conferred by Article VI of our amended and restated certificate of incorporation and Article II of our amended and restated bylaws are contractual rights and include the right to be paid by us the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

We have entered into indemnification contracts providing our current directors the procedural and substantive rights to indemnification currently set forth in Article II, Section 9 of our amended and restated bylaws. We refer to these contracts as indemnification contracts. The right to indemnification provided by an indemnification contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

We maintain an insurance policy covering the liability of our directors and officers for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he serves as an officer or director and thereafter for so long as he is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (except to the extent otherwise provided under Rule 415(a)(6)).

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama, on November 26, 2013.

International Shipholding Corporation

By:	/s/ Manuel G. Estrada
Manuel G. Estrada Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

*	Chairman of the Board and Chief Executive Officer
Niels M. Johnsen

*	President and Director
Erik L. Johnsen

*	Director
Edwin A. Lupberger

*	Director
H. Merritt Lane III

*	Director
T. Lee Robinson, Jr.

*	Director
James J. McNamara

*	Director
Kenneth H. Beer

*	Director
Harris V. Morrissette

/s/ Manuel G. Estrada	Vice President and Chief Financial Officer
Manuel G. Estrada	(Principal Financial Officer)

*	Controller
Kevin M. Wilson	(Principal Accounting Officer)

*By:	/s/ Manuel G. Estrada
Manual G. Estrada
as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Documents

1.1*	Form of Underwriting Agreement.

1.2*	Form of Placement Agent Agreement.

4.1	Restated Certificate of Incorporation as amended through May 19, 2010 (filed with the SEC as Exhibit 3.1 to our Form 10-Q for the quarterly period ended June 30, 2010 and incorporated herein by reference).

4.2	Certificate of Designations, Preferences and Rights of 9.50% Series A Cumulative Redeemable Perpetual Preferred Stock (filed with the SEC as Exhibit 3.3 to our Form 8-A report dated February 20, 2013 and incorporated herein by reference).

4.3	Certificate of Designations, Preferences and Rights of 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock (filed with the SEC as Exhibit 3.3 to our Form 8-A report dated July 31, 2013 and incorporated herein by reference).

4.4	Bylaws (filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K dated November 2, 2009 and incorporated herein by reference).

4.5	Specimen of Common Stock Certificate (filed as an exhibit to our Form 8-A filed with the SEC on April 25, 1980 and incorporated herein by reference).

4.6*	Form of Certificate of Designations to be used in connection with the future issuance of additional preferred stock.

4.7*	Form of Deposit Agreement with respect to Depositary Shares.

4.8*	Form of Depositary Receipt (included in Exhibit 4.7).

4.9**	Form of Senior Indenture between International Shipholding Corporation and one or more trustees to be named (filed as Exhibit 4.9 to our Registration Statement on Form S-3 filed with the SEC on September 3, 2013 and incorporated herein by reference).

4.10**	Form of Subordinated Indenture between International Shipholding Corporation and one or more trustees to be named (filed as Exhibit 4.10 to our Registration Statement on Form S-3 filed with the SEC on September 3, 2013 and incorporated herein by reference).

4.11*	Form of Senior Debt Security.

4.12*	Form of Subordinated Debt Security.

4.13*	Form of Warrant Agreement.

4.14*	Form of Unit Agreement.

5.1***	Opinion of Jones Walker L.L.P.

12.1***	Statement regarding computation of Ratio of Earnings to Fixed Charges.

12.2***	Statement regarding computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1***	Consent of PricewaterhouseCoopers LLP.

23.2***	Consent of Ernst & Young LLP.

23.3***	Consent of Warren Averett, LLC.

23.4***	Consent of Deloitte & Touche S.p.A.

23.4	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).

Exhibit No.	Documents

25.1****	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.

25.2****	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, to be incorporated herein by reference, in connection with an offering of the registered securities.
**	Previously filed as part of this Registration Statement.
***	Filed herewith.
****	To be filed in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.